                                                                    Exhibit 99.7

                                                       June 7, 2002




Platinum Underwriters Holdings, Ltd.,
Clarendon House,
2 Church Street,
Hamilton HM 11, Bermuda.


Securities and Exchange Commission,
450 Fifth Street, N.W.,
Washington, D.C. 20549

Ladies and Gentlemen:

      I hereby tender my resignation as a Director of Platinum Underwriters Holdings, Ltd. (the "Company"), Ltd., effective the date hereof.

      Please be advised that this letter also serves as my notice pursuant to
Section 11(b)(1) of the Securities Act of 1933, as amended, that I will not be responsible for any part of the Company's Registration Statement on Form S-1 (Registration No. 333-86906) filed with the Securities and Exchange Commission on April 25, 2002 or any amendments thereto.

                                          Sincerely,

                                          /s/ Charles G.R. Collis

                                          Charles G.R. Collis